STATE OF VIRGINIA

ARTICLES OF MERGER

of

R-M Merger Sub, Inc.

(a Virginia Corporation)

and

The Maslow Media Group, Inc.

(a Virginia Corporation)

The undersigned, on behalf of R-M Merger Sub, Inc., a Virginia corporation, and The Maslow Media Group, Inc., a Virginia corporation, pursuant to Title 13.1, Chapter 9, Article 12 of the Code of Virginia, state as follows:

1.	The parties to the merger are R-M Merger Sub, Inc., a Virginia corporation (“Merger Sub”), and The Maslow Media Group, Inc., a Virginia corporation (“Maslow”).

2.	The parties to the agreement and plan of merger are (i) Merger Sub, (ii) Maslow, (iii) Reliability Incorporated, a Texas corporation, (iv) Jeffrey Eberwein, (v) Naveen Doki, (vi) Igly Trust, (vii) Judos Trust, (viii) Shirisha Janumpally (vii) and Silvija Valleru (together with Naveen Doki, Judos Trust, Shirisha Janumpally, and Igly Trust, the “Shareholders”).

3.	Merger Sub and Maslow will be merged in the merger. Maslow will be the surviving corporation in the merger (the “Surviving Corporation”).

4.	In the merger:

(a)	All the property, rights, privileges, powers and franchises of Maslow and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Maslow and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

(b)	The Articles of Incorporation of Maslow shall be the Articles of Incorporation of the Surviving Company.

(c)	The Bylaws of Maslow shall be the Bylaws of the Surviving Company.

(d)	All of the shares of Maslow common stock issued and outstanding immediately prior to the merger shall be canceled and shall by virtue of the merger and without any action on the part of the holder there be converted automatically into the right to receive, in total, a number of shares of common stock of Reliability Incorporated, a Texas corporation which is the sole shareholder of Merger Sub, constituting 94% of the issued and outstanding shares of common stock of Reliability Incorporated immediately following the merger.

(e)	Each share of Maslow common stock issued and outstanding immediately prior to the merger that is owned by Maslow as treasury stock shall be canceled and retired and cease to exist, and no payment or distribution shall be made with respect thereto.

(f)	All outstanding shares of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the merger shall be converted into and become, collectively, one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation and shall constitute the only outstanding share of capital stock of the Surviving Corporation.

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5.	The plan of merger was approved by unanimous consent of the sole shareholder of Merger Sub on October [25], 2019.

6.	The plan of merger was approved by consent of shareholders of Maslow on October 24, 2019.

7.	Reliability Incorporated certifies that its participation in the merger was duly authorized as required by the law of the State of Texas.

8.	The merger herein provided for shall become effective in the State of Virginia upon filing.

IN WITNESS WHEREOF, said undersigned have each caused this certificate to be signed in their name by an authorized officer of each entity on October 29, 2019.

The Maslow Media Group, Inc.

By:	/s/ Nick Tsahalis
Name:	Nick Tsahalis
Title:	Chief Executive Officer

R-M Merger Sub, Inc.

By:	/s/ Jeffrey Eberwein
Name:	Jeffrey Eberwein
Title:	Chief Executive Officer

Reliability Incorporated

By:	/s/ Hannah Bible
Name:	Hannah Bible
Title:	Chief Executive Officer

Naveen Doki

By:	/s/ Naveen Doki
Name:	Naveen Doki

Silvija Valleru

By:	/s/ Silvija Valleru
Name:	Silvija Valleru

Jeffrey Eberwein

By:	/s/ Jeffrey Eberwein
Name:	Jeffrey Eberwein

Shirisha Janumpally

By:	/s/ Shirisha Janumpally
Name:	Silvija Valleru

Igly Trust

By:	/s/ Kalyan Pathuri
Name:	Kalyan Pathuri
Title:	Trustee

Judos Trust

By:	/s/ Shirisha Janumpally
Name:	Shirisha Janumpally
Title:	Trustee

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